Exhibit 23.1


                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 8, 2001, except for Notes 5 and 17, as to which the date is December 21, 2001, included in the Johnson Outdoors, Inc.'s Form 10-K for the fiscal year ended September 28, 2001 and to all references to our firm included in this registration statement.

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin
March 11, 2002